EXHIBIT 99.1

Superconductor Technologies Inc. Completes Reverse Stock Split

AUSTIN, Texas, Sept. 09, 2020 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq: SCON) will effect a one-for-ten (1:10) reverse split of its common stock on September 10, 2020. The reverse stock split, which was authorized by its Board of Directors, was approved by STI's stockholders on September 9, 2020. Upon market open Thursday, September 10, 2020, STI's common stock will continue trading under the symbol SCON on a split-adjusted basis with a new CUSIP number: 867931 701.

STI has implemented the reverse stock split for the purpose of regaining compliance with the Nasdaq Stock Market's listing maintenance standard that requires STI to maintain at least a $1.00 per share minimum bid price. The reverse stock split will reduce the number of outstanding shares of STI common stock from approximately 31,517,833 shares as of August 7, 2020, to approximately 3,151,783 shares outstanding post-split. Correspondingly, the initial trading price of STI common stock is expected to proportionately increase immediately following the reverse stock split. However, other factors may adversely affect the price of our common stock and there can be no assurance that the reverse stock split will increase the trading price of our common stock.  Additionally, there is no assurance that the reverse stock split will allow us to regain and maintain compliance with the Nasdaq Stock Market's listing maintenance standard.

In the reverse stock split, each ten shares of issued and outstanding common stock will be converted automatically into one share of common stock. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would be entitled to fractional shares will receive cash in lieu of fractional shares. The reverse stock split will also have a proportionate effect on all stock options and warrants outstanding as of September 10, 2020.  In conjunction with the reverse stock split, the authorized shares of common stock are being reduced by the same one-for-ten ratio, resulting in 25,000,000 shares of authorized capital stock.

Stockholders who hold their shares in brokerage accounts or in "street name" will not be required to take any action to effect the exchange of their shares. Stockholders of record as of September 10, 2020, who hold share certificates will receive instructions from STI's transfer agent, Computershare, explaining the process for obtaining new post-split stock certificates. Computershare will act as the exchange agent for purposes of implementing the exchange of stock certificates.

Additional information on the reverse split can be found in STI's definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2020, which is available on the SEC's website at www.sec.gov and on the company's website.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning STI, its future listing on Nasdaq and other matters. These statements may discuss the likelihood of remaining listed on Nasdaq, and STI goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of STI, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that STI will be delisted by Nasdaq notwithstanding the reverse stock split, which would likely have a material adverse effect on our stock price and liquidity; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in STI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. STI can give no assurance that it will remain listed on Nasdaq. Except as required by applicable law, STI undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
William J. Buchanan, CFO, Superconductor Technologies Inc.
buchanan@suptech.com